Exhibit 99.1

Quoin Pharmaceuticals Provides Corporate Update and Announces Second Quarter 2024 Financial Results

Quoin Broadens Product Portfolio through Research Agreement with University College Cork, Ireland

Company Expands On-going Clinical Trials in Netherton Syndrome to Include International Sites

Announced Plans to Initiate Clinical Study in Peeling Skin Syndrome

Continues to Evaluate M&A Opportunities in Rare and Orphan Diseases

ASHBURN, Va., August 8, 2024 -- Quoin Pharmaceuticals Ltd. (NASDAQ: QNRX) (the “Company” or “Quoin”), a clinical stage, specialty pharmaceutical company focused on developing and commercializing novel treatments for rare and orphan diseases, today provides a business update and announces financial results for the three and six months ended June 30, 2024.

Quoin CEO, Dr. Michael Myers, said, “This was another quarter of solid achievement and incremental progress for Quoin. Our research partnership with University College Cork, Ireland, has the potential to lead to the development of a number of topical rapamycin (sirolimus) formulations utilizing the university’s proprietary dissolvable microneedles delivery technology. Quoin intends to clinically develop any successfully developed formulations as potential treatments for several rare and orphan diseases. We continued to advance the clinical development of our lead product, QRX003, as a potential treatment for Netherton Syndrome with the announcement of the international expansion of clinical trial sites. The first international site will be opened in Saudi Arabia and Quoin has engaged an experienced Clinical Research Organization to manage all local activities. In addition, we have also engaged a European based CRO as we seek to expand our clinical activities into several EU countries. All international sites will operate under the auspices of Quoin’s open Investigational New Drug application with the US Food and Drug Administration. Earlier this week, we announced our plans to initiate a clinical study in Peeling Skin Syndrome, a rare genetic disease for which there are currently no approved treatments or cures. The first clinical site and patient have been identified and we are working closely with the site to initiate clinical testing as promptly as possible. Finally, throughout the quarter we continued to evaluate several promising M&A opportunities in rare and orphan diseases. This remains a priority for Quoin throughout the remainder of 2024.”

Recent Corporate Highlights –

•	On June 12th, Quoin announced the signing of a research agreement with University College Cork, Ireland.
•	On June 27th, Quoin announced the international expansion of its on-going clinical trials in Netherton Syndrome.

Financial Highlights

•	Quoin had approximately $12.6 million in cash, cash equivalents and marketable securities as of June 30, 2024, which is expected to fund the Company’s operations into late 2025.
•	Net loss for the quarter ended June 30, 2024 was approximately $2.0 million compared to approximately $2.1 million for the quarter ended June 30, 2023. Net loss for the six months ended June 30, 2024 was $4.3 million compared to $4.7 million for the six months ended June 30, 2023.
•	Investors are encouraged to read the Company’s Report on Form 10-Q when it is filed with the Securities and Exchange Commission (the “SEC”), which will contain additional details about Quoin’s financial results as of and for the period ended June 30, 2024.

About Quoin Pharmaceuticals Ltd.

Quoin Pharmaceuticals Ltd. is a clinical stage specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. We are committed to addressing unmet medical needs for patients, their families, communities and care teams. Quoin’s innovative pipeline comprises four products in development that collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa and others. For more information, visit: www.quoinpharma.com or LinkedIn for updates.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to plans to initiate clinical study in peeling skin syndrome and the timing thereof, plans to evaluate M&A opportunities in rare and orphan diseases, the partnership with the UCC potentially leading to the development of a number of topical rapamycin (sirolimus) formulations utilizing the university’s proprietary dissolvable microneedles delivery technology, the Company intends to clinically develop any successfully developed formulations as potential treatments for several rare and orphan diseases, the opening of the Company’s first international site in Saudi Arabia, the Company seeking to expand its clinical activities into a number of EU countries. the Company’s expected cash runway, and Quoin’s products in development collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa and others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the timing of the clinical studies may be delayed, the clinical studies may not generate the results anticipated, the partnership with UCC may not lead to development of the formulations expected, the Company being unable to expand into a number of EU countries as planned, the Company may need to raise additional funds sooner than planned, the clinical studies may not generate data which is sufficiently robust and comprehensive to support an NDA filing and the Company’s ability to obtain regulatory approvals. More detailed information about the risks and uncertainties affecting the Company is summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For further information:

PCG Advisory
Jeff Ramson

646-863-6893

jramson@pcgadvisory.com

-Tables Follow-

QUOIN PHARMACEUTICALS, LTD.

Consolidated Balance Sheets

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,845,126	$2,401,198
Investments	9,725,463	8,293,663
Prepaid expenses and other current assets	650,696	591,034
Total current assets	13,221,285	11,285,895

Prepaid expenses - long term	300,000	300,000
Intangible assets, net	533,334	583,334
Total assets	$14,054,619	$12,169,229

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$819,674	$526,523
Accrued expenses	1,386,625	1,308,706
Accrued interest and financing expense	1,146,251	1,146,251
Due to officers - short term	600,000	600,000
Total current liabilities	3,952,550	3,581,480

Due to officers - long term	2,623,733	2,923,733
Total liabilities	$6,576,283	$6,505,213

Commitments and contingencies

Shareholders' equity:
Ordinary shares, no par value per share, 100,000,000 ordinary shares authorized at	$-	$-
June 30, 2024 and December 31, 2023, respectively - 3,979,970 (3,979,970 ADS's) ordinary shares issued and outstanding at June 30, 2024 and 987,220 (987,220 ADS's) at December 31, 2023
Additional paid in capital	57,982,969	51,867,336
Accumulated deficit	(50,504,633)	(46,203,320)
Total shareholders' equity	7,478,336	5,664,016

Total liabilities and shareholders' equity	$14,054,619	$12,169,229

QUOIN PHARMACEUTICALS, LTD.

Consolidated Statement of Operations (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operating expenses
General and administrative	$1,617,769	$1,634,960	$3,233,221	$3,318,777
Research and development	519,349	625,104	1,362,181	1,716,837
Total operating expenses	2,137,118	2,260,064	4,595,402	5,035,614

Other (income) and expenses
Unrealized loss	2,177	34,472	8,686	14,045
Realized and accrued interest income	(165,262)	(187,589)	(302,775)	(339,643)
Total other income	(163,085)	(153,117)	(294,089)	(325,598)
Net loss	$(1,974,033)	$(2,106,947)	$(4,301,313)	$(4,710,016)

Loss per ADS
Loss per ADS
Basic	$(0.39)	$(2.13)	$(1.20)	$(5.79)
Fully-diluted	$(0.39)	$(2.13)	$(1.20)	$(5.79)

Weighted average number of ADS's outstanding
Basic	5,049,720	987,220	3,576,506	813,187
Fully-diluted	5,049,720	987,220	3,576,506	813,187